UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 27, 2005

THE GREENBRIER COMPANIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-13146

Delaware	93-0816972
(State of Incorporation)	(I.R.S. Employer Identification No.)
One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035

(Address of principal executive offices)	(Zip Code)
(503) 684-7000
(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On July 27, 2005, Mark Rittenbaum, Senior Vice President of The Greenbrier Companies, Inc. (the Company) sent an electronic mail message to certain employees, analysts and other parties attaching a press release reporting the appointment of John Nussrallah as President of The Company’s European operations. A copy of the press release is attached as exhibit 99.1. The electronic mail message contained certain information regarding the performance of the Company’s European subsidiaries. A copy of the electronic mail message is attached as Exhibit 99.2. The Company assumes no obligation to update the information contained in the electronic mail message in the future.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits:
     99.1 Press Release dated July 28, 2005 of The Greenbrier Companies, Inc.
     99.2 Electronic mail message from Mark Rittenbaum. Senior Vice President of the Company

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.
Date: July 28, 2005	By:	/s/ Larry G. Brady
Larry G. Brady
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)